EXHIBITS 5.1 & 23.1

             OPINION AND CONSENT OF KWIATT, SILVERMAN & RUBEN, LTD.
                  REGARDING LEGALITY OF SHARES OF COMMON STOCK

September 30, 1997


Artra Group Incorporated
500 Central
Northfield,  Illinois 60092

Re: 1996 Artra Group Incorporated Stock Option Plan and the Artra Group Incorporated 1996 Disinterested Directors' Stock Option Plan

Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on September 30, 1997 with the Securities and Exchange Commission relating to 2,200,000 shares of the Common Stock, no par value shares ("Shares"), of Artra Group Incorporated, a Pennsylvania corporation (the "Company"), issuable under the Company's 1996 Stock Option Plan for Artra Group Incorporated Stock Option holders and the Artra Group Incorporated 1966 Disinterested Directors' Stock Option Plan (the "Plans").

We have examined the Amended and Restated Certificate of Incorporation, the Statement of Correction and the By-laws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Pennsylvania and that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plans will be legally issued, fully-paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                           Very truly yours,




                                           Kwiatt, Silverman & Ruben, Ltd.